UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2026

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

As previously disclosed, and in compliance with applicable regulatory approvals, Full House Resorts, Inc. (the “Company”) intends to construct a permanent American Place casino in Waukegan, Illinois, to replace its current temporary facility. The permanent casino is designed to be significantly larger than the temporary casino.

Over the past several months, the Company engaged in extensive negotiations with a major financial institution that has expressed a willingness to fund all of the construction costs of the permanent American Place casino. The Company has also been in discussions with certain existing and potential bondholders and lenders regarding the refinancing of its existing 8.25% Senior Secured Notes due 2028 (the “Existing Notes”), including a contemplated private offering of approximately $525.0 million of new senior secured notes due 2031 and a new $100.0 million revolving credit facility. The Company would use the proceeds from these three transactions to redeem the Existing Notes; repay its existing credit facility; fund the full construction of American Place; pay fees, expenses and accrued interest; and for general corporate purposes.

In connection with these discussions, the Company provided certain prospective investors with confidential information, including the foregoing, which the Company is disclosing publicly through this Current Report.

The Company remains focused on completing the permanent American Place casino and refinancing its existing debt in a manner it believes will best position the Company to create long-term value for its stockholders and other stakeholders. Discussions are ongoing, but any financing, refinancing or other transactions will be subject to the execution of definitive documentation. There can be no assurance that any such transactions can or will be consummated.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements regarding the financing of construction of the permanent American Place facility and the refinancing of the Company’s existing debt, that involve risks and uncertainties that could cause actual results to differ materially, including: whether the Company will complete the construction financing or refinancing on acceptable terms or at all; the Company’s substantial indebtedness; risks associated with completing the American Place development on budget and on time; access to capital and credit on reasonable terms; general market and economic conditions; and other factors contained in the Company’s filings with the U.S. Securities and Exchange Commission, many of which are difficult to predict and outside of the Company’s control. Forward-looking statements can generally be identified by words such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or similar expressions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: October 21, 2026	/s/ Lewis A. Fanger
Lewis A. Fanger, President, Chief Financial Officer & Treasurer